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                                                                Exhibit 23.1


                           CONSENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
FOREST OIL CORPORATION

We consent to the inclusion in Form 8-K/A of Forest Oil Corporation of our report dated March 17, 2000 relating to the consolidated balance sheets of Forcenergy Inc at December 31, 1999 and 1998 and the consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999.


PricewaterhouseCoopers LLP

Miami, Florida
February 20, 2001